SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                          CADENCE RESOURCES CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                          CADENCE RESOURCES CORPORATION
                       4110 COPPER RIDGE DRIVE, SUITE 100
                          TRAVERSE CITY, MICHIGAN 49684
                ------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 19, 2006
                ------------------------------------------------

NOTICE IS HEREBY GIVEN that an Annual Meeting of the Stockholders ("the Meeting") of CADENCE RESOURCES CORPORATION (the "Company" or "Cadence"), a Utah corporation, will be held at the Great Wolf Lodge, 3575 North US-31 South, Room Northwest Territory A, Traverse City, Michigan 49684, on May 19, 2006 at 10:00 a.m., local time, to consider and act upon the following:


      1. To elect the seven persons named in the accompanying proxy statement (the "Proxy Statement") as Directors of the Company;

      2.    To approve the Company's 2006 Equity Incentive Plan;

      3. To consider and transact such other business as may properly come before the Meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement which, along with a form of proxy ("Proxy"), is enclosed herewith. Only holders of record of Cadence common stock at the close of business on April 9, 2006 are entitled to receive notice of and to attend the Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the
Meeting: (i) at least 10 days prior to the Meeting during ordinary business hours at the offices of the principal executive offices of the Company listed above; and (ii) at the Meeting. If you do not expect to be present at the Meeting, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. In the event you attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

                       By Order of the Board of Directors


                                        /s/  John P. Ryan
                                        ----------------------------------------
                                        John P. Ryan, Secretary
Dated this 28th day of April, 2006

                          CADENCE RESOURCES CORPORATION
                       4110 COPPER RIDGE DRIVE, SUITE 100
                          TRAVERSE CITY, MICHIGAN 49684
                ------------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 2006
                ------------------------------------------------

This proxy statement ("Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Cadence Resources Corporation (the "Company" or the "Corporation" or "Cadence"), to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Great Wolf Lodge, 3575 North US-31 South, Room Northwest Territory A, Traverse City, Michigan 49684 on May 19, 2006 at 10:00 a.m., local time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

The principal executive offices of the Company are located at 4110 Copper Ridge Drive, Suite 100, Traverse City, Michigan 49864. The approximate date on which this Proxy Statement and accompanying proxy will first be sent or given to stockholders is May 5, 2006.

A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein or, in the absence of specific instructions, will be voted in favor of the proposals and in accordance with the judgment of the person or persons voting the proxy on any other matter that may be brought before the Meeting. Each such proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. The cost of soliciting proxies will be borne by the Company. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company, or anyone acting on their behalf, by mail, telephone, electronic mail, facsimile, telegram or personal interview.

                                VOTING SECURITIES

Stockholders of record as of the close of business on April 9, 2006 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 81,655,017 outstanding shares of the Company's common stock, $0.01 par value per share. Each holder of common stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions and broker non-votes will be deemed present at the Meeting for determining the presence of a quorum.

Shares abstaining with respect to any matter will be considered votes represented, entitled to vote and cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will be considered not voted with respect to that matter.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the Record Date, certain information regarding the ownership of voting securities of the Company by each stockholder known by the management of the Company to be: (i) the beneficial owner of more than 5% of the Company's outstanding common stock; (ii) the directors of the Company; (iii) the current executive officers of the Company; and (iv) all executive officers and directors as a group. Except as otherwise reflected in the notes below, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                                                         Amount and Nature of           Percent of
       Name and Address of Beneficial Owner(1)          Beneficial Ownership(2)    Outstanding Shares(2)
       ---------------------------------------          -----------------------    ---------------------
Howard M. Crosby                                                      1,243,840                    1.52%
----------------------------------------------------    -----------------------    ---------------------
John P. Ryan                                                            978,046                    1.20%
----------------------------------------------------    -----------------------    ---------------------
Kevin D. Stulp                                                          507,500                    0.62%
----------------------------------------------------    -----------------------    ---------------------
Nathan A. Low Roth IRA and affiliates                                 7,657,766                    9.38%
641 Lexington Avenue
New York, NY 10022
----------------------------------------------------    -----------------------    ---------------------
Rubicon Master Fund (7)                                              16,000,000                   19.59%
c/o Rubicon Fund Management LLP
P103 Mount Street
London, W1K, 2TJ, UK
----------------------------------------------------    -----------------------    ---------------------
Crestview Capital Master, LLC                                         6,616,000                    8.10%
95 Revere Drive, Suite A
Northbrook, IL 60062
----------------------------------------------------    -----------------------    ---------------------
William W. Deneau                                                     4,232,500                    5.18%
----------------------------------------------------    -----------------------    ---------------------
Gary J. Myles                                                           259,998                    0.32%
----------------------------------------------------    -----------------------    ---------------------
Earl V. Young                                                           386,204                    0.47%
----------------------------------------------------    -----------------------    ---------------------
Richard M. Deneau                                                            --                       --
----------------------------------------------------    -----------------------    ---------------------
Ronald E. Huff                                                               --                       --
----------------------------------------------------    -----------------------    ---------------------
John V. Miller, Jr                                                    3,289,762                    4.03%
----------------------------------------------------    -----------------------    ---------------------
Thomas W. Tucker                                                      3,848,194                    4.71%
----------------------------------------------------    -----------------------    ---------------------
Lorraine M. King                                                        360,000                    0.44%
----------------------------------------------------    -----------------------    ---------------------
All executive officers and directors as a group (11                  15,106,044                   18.50%
persons)
----------------------------------------------------    -----------------------    ---------------------

(1) Addresses are only given for holders of more than 5% of the outstanding common stock of Cadence who are not executive officers or directors.

(2) A person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Except as otherwise indicated the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(3) Includes 270,000 shares of common stock held by Crosby Enterprises, Inc., 40,000 shares of common stock owned by the Crosby Family Living Trust, 80,000 shares of common stock owned by CORK Investments, Inc. and options to purchase 50,000 shares of common stock.

(4) Includes 358,625 shares of common stock owned by Nancy Martin-Ryan, 45,000 shares of common stock owned by John Ryan as custodian for Karen Ryan, 45,000 shares of common stock owned by John Ryan as custodian for Patrick Ryan, and 87,500 shares of common stock owned by Andover Capital Corporation.

(5) Includes options currently exercisable for 50,000 shares of common stock and warrants currently exercisable for 100,000 shares of common stock, 2,750 shares of common stock owned by the Kevin Dale Stulp IRA, and 1,750 shares of common stock owned by the Kevin and Marie Stulp Charitable Remainder Unitrust of which Mr. Stulp is a co-trustee.

(6) Based on information included in an amendment to Schedule 13D/A filed with the SEC on February 27, 2006, Nathan A. Low has the sole power to vote or direct the vote of, and the sole power to direct the disposition of, the shares held by the Nathan A. Low Roth IRAs and the shares held by him individually. Although Nathan A. Low has no direct voting or dispositive power over the 828,643 shares of common stock held by the Nathan A. Low Family Trust or the 100,000 shares of common stock held in individual trusts for the Neufeld children, he may be deemed to beneficially own those shares because his wife, Lisa Low, is the trustee of the Family Trust and custodian for the Neufeld children. Therefore, Nathan A. Low reports shared voting and dispositive power over 928,643 shares of common stock.

(7) Based on Schedule 13G and Form 4 filed with the SEC on February 10, 2006, pursuant to investment agreements, each of Rubicon Fund Management Ltd., a company organized under the laws of the Cayman Islands, which we refer to in this footnote as Rubicon Fund Management Ltd., and Rubicon Fund Management LLP, a limited liability partnership organized under the laws of the United Kingdom, which we refer to in this footnote as Rubicon Fund Management LLP, Mr. Paul Anthony Brewer, Mr. Jeffrey Eugene Brummette, Mr. William Francis Callanan, Mr. Vilas Gadkari, and Mr. Horace Joseph Leitch III, share all investment and voting power with respect to the securities held by Rubicon Master Fund. Mr. Brewer, Mr. Brummette, Mr. Callanan, Mr. Gadkari, and Mr. Leitch control both Rubicon Fund Management Ltd. And Rubicon Fund Management LLP. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Mr. Brewer, Mr. Brummette, Mr. Callanan, Mr. Gadkari, and Mr. Leitch disclaim beneficial ownership of these securities.

(8) Includes 3,272,000 shares of common stock held by the Patricia A. Deneau Trust, 340,500 shares of common stock owned by the Denthorn Trust and 20,000 shares of common stock held by White Pine Land Services.

(9)   Includes options currently exercisable for 199,998 shares of common stock.

(10)  Includes options currently exercisable for 199,998 shares of common stock.

(11) Includes 1,000,000 shares of common stock held by Miller Resources, Inc. and 1,689,762 shares of common stock owned by Circle M, LLC.

(12) Includes 1,607,574 shares of common stock held by the Sandra L. Tucker Trust, 24,646 shares of common stock owned by Jet Exploration, Inc. and 1,615,974 shares of common stock owned by the Thomas W. Tucker Trust.

(13)  Includes options currently exercisable for 160,000 shares of common stock.

(14) Includes options and warrants currently exercisable for an aggregate of 759,996 shares of common stock. -

                    STOCKHOLDER COMMUNICATIONS AND PROPOSALS

Generally, a stockholder who has a question or concern regarding the business or affairs of the Corporation should contact Jeff Deneau, the Corporation's Investor Relations Officer. However, if a stockholder would like to address a question directly to the Board, to a particular Committee, or to any individual director, the stockholder may do so by sending his or her question in writing addressed to the Board, a specific committee or one or more specific directors, c/o Cadence Resources Corporation, 4110 Copper Ridge Drive, Suite 100, Traverse City, Michigan 49684, and marked "Stockholder Communication". The Corporation has a policy of generally responding in writing to each bona fide, non-frivolous, written communication from an individual stockholder.

In addition, questions may be asked of any director at the Corporation's annual stockholders meeting. The Corporation schedules its annual stockholders meeting on the same day as a regularly scheduled quarterly meeting of the Board of Directors, so all directors generally attend.

Stockholders may submit proposals to be included in the Corporation's proxy statement for the Corporation's 2007 annual meeting as provided in SEC Rule 14a-8. To submit such a proposal, a stockholder must mail the proposal to the Board as a stockholder communication in the manner described above. The deadline for submitting a stockholder proposal for inclusion in the proxy statement for the 2007 annual meeting is December 31, 2006. Any proposal received after this date will not be eligible to be included in the proxy statement.

                              INDEPENDENT AUDITORS

Rachlin Cohen & Holtz, LP has audited and reported upon our financial statements for the fiscal year ended December 31, 2005, and currently continues to serve as our principal accountant. We expect that a representative of Rachlin Cohen & Holtz, LP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from the stockholders.

As reported in our Amended Form 8-K filed on January 20, 2006, because Aurora was the accounting acquirer in the merger, we retained the services of Aurora's auditors to continue as our auditor post-merger. While this was technically a change of auditor, from management's perspective, this was a continuation of an existing auditor relationship. Our prior auditor's reports on our financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. We did not have any disagreement with our prior auditor, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Audit Fees

The aggregate fees billed by Rachlin Cohen & Holtz, LP for professional services rendered for the audit of Aurora's 2004 financial statement and the 2005 financial statement reflecting 12 months of Aurora results and two months of Cadence results, and the review of Aurora's quarterly financial statements for fiscal year 2005 included in a Form S-4 registration statement, two Form SB-2 registration statements, and one post-effective amendment of a third Form SB-2 registration statement were $-0- with respect to 2004 and $254,163 with respect to 2005. Due to the reverse acquisition treatment of the merger, Rachlin Cohen & Holtz, LP was not engaged as the principal auditor of Cadence Resources Corporation for its fiscal years ending September 30, 2004 and 2005. As reported in our Form 10-KSB/A for the fiscal year ended September 30, 2005 filed with the SEC on February 7, 2005, our then principal auditors, Williams & Webster, P.S., billed $107,000 and $130,000 respectively in these periods for audit and review services.

Audit Related Fees

There were no other fees billed by Rachlin Cohen & Holtz, LP during the last two fiscal years for assurance and related services that were reasonably related to the performance of the auditor review of our financial statements and not reported under "Audit Fees" above.

Tax Fees

There were no fees billed by Rachlin Cohen & Holtz, LP during the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

There were no other fees billed by Rachlin Cohen & Holtz, LP during the last two fiscal years.

Audit Committee Process

Our Audit Committee Charter requires our Audit Committee to pre-approve all audit services provided by our independent auditors and all non-audit services provided by our independent auditors that are not eligible for the di minimous exception contained in Section 10A of the Securities Exchange Act of 1934, as amended. Our engagement of Rachlin Cohn & Holtz, LP to perform our audit for the fiscal year ending December 31, 2005 was pre-approved by our Audit Committee consistent with the requirements of the Charter.

                       ACTIONS TO BE TAKEN AT THE MEETING

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Unless otherwise indicated, the shares represented by all proxies received by the Board will be voted at the Meeting in accordance with their terms and, in the absence of contrary instructions, for the election of William W. Deneau, Gary J. Myles, Earl V. Young, Howard M. Crosby, Kevin D. Stulp, Richard M. Deneau, and Ronald E. Huff as directors to serve for a term of one year and/or until their successors are elected or appointed and qualified.

The Board has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board and for the remaining nominees.

Directors are elected by a plurality of the votes cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF WILLIAM W. DENEAU, GARY J. MYLES, EARL V. YOUNG, HOWARD M. CROSBY, KEVIN D. STULP, RICHARD M. DENEAU, AND RONALD E. HUFF TO SERVE AS DIRECTORS OF THE COMPANY.

Directors And Executive Officers

The following table sets forth information about each director and executive officer of the Company.

             NAME                     AGE                                     POSITION
-------------------------------   -------------   ------------------------------------------------------------------
William W. Deneau                      61         President, Director, Chairman of the Board of Directors
-------------------------------   -------------   ------------------------------------------------------------------

Howard M. Crosby                       53         Director, Vice Chairman of the Board of Directors
-------------------------------   -------------   ------------------------------------------------------------------

Lorraine M. King                       40         Treasurer, Chief Financial Officer
-------------------------------   -------------   ------------------------------------------------------------------

John V. Miller, Jr.                    47         Vice President, Science and Strategic Planning
-------------------------------   -------------   ------------------------------------------------------------------

Thomas W. Tucker                       63         Vice President, Operations
-------------------------------   -------------   ------------------------------------------------------------------

John P. Ryan                           44         Secretary
-------------------------------   -------------   ------------------------------------------------------------------

Kevin D. Stulp                         50         Director
-------------------------------   -------------   ------------------------------------------------------------------

Ronald E. Huff                         51         Director
-------------------------------   -------------   ------------------------------------------------------------------

Richard M. Deneau                      59         Director
-------------------------------   -------------   ------------------------------------------------------------------

Gary J. Myles                          60         Director
-------------------------------   -------------   ------------------------------------------------------------------

Earl V. Young                          65         Director
-------------------------------   -------------   ------------------------------------------------------------------

Under the Company's Bylaws, the authorized number of directors of our company is set at no fewer than three and no more than ten directors. We currently have a board of directors with seven members. Each director serves for a term of one year that expires at the following annual shareholders' meeting. Each officer serves at the pleasure of the board of directors and until a successor has been qualified and appointed.

To the best of our knowledge, none of our directors has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Set forth below is certain biographical information regarding each of our directors and executive officers:

William W. Deneau has served as our President and Chairman of the Board since November 1, 2005. Mr. Deneau became an employee of Aurora Energy, Ltd. ("Aurora") at the time he sold his interest in Jet/LaVanway Exploration, L.L.C. to Aurora in exchange for Aurora's stock on April 22, 1997. From April 1997 through October 2005, Mr. Deneau was responsible for managing Aurora's affairs. He officially became a Director of Aurora on June 25, 1997 and the President of Aurora on July 17, 1997. Since 1987, Mr. Deneau has also been the President, a Director, and the sole owner of White Pine Land Services, Inc. of Traverse City, Michigan. Prior to March 1, 1997, White Pine Land Services, Inc. was a 35-member company engaged in the business of providing real estate services to oil and gas companies. On March 1, 1997, White Pine Land Services, Inc. sold its business to a newly formed corporation, White Pine Land Company. White Pine Land Services, Inc. continues to exist for the purpose of managing its investments. William W. Deneau is the brother of Richard M. Deneau, one of our directors.

Howard M. Crosby has served as our Vice Chairman of the Board since November 1, 2005 and as a Director since February 1994. From February 1994 through October 2005 Mr. Crosby served as our president, and from January 1998 until October 2005 he served as our Treasurer. Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory and public relations firm. Mr. Crosby received a B.A. degree from the University of Idaho. Mr. Crosby is also an officer and director of White Mountain Titanium Corporation., a publicly traded mining exploration company, High Plains Uranium, Inc., Sundance Diamonds Corporation, Dotson Exploration Company and Nevada-Comstock Mining Company (formerly Caledonia Silver-Lead Mines Company), all of the latter being privately held companies.

Lorraine ("Lori") M. King has served as our Chief Financial Officer since November 1, 2005, and was appointed Treasurer on April 14, 2006. Ms. King became an employee of Aurora on May 29, 2001 and from March 2003 to October 2005 served as its Chief Financial Officer. From November 1, 1992 through May 4, 2001, Ms. King served as Chief Financial Officer of Wepco Energy, LLC, an independent gas producer based in Traverse City, Michigan. Ms. King began her career in public accounting with BDO Seidman, where she spent four years as a tax manager working primarily with oil and gas clients.

John V. Miller has served as our Vice President of Exploration and Production (renamed to Vice President, Science and Strategic Planning) since November 1, 2005. Mr. Miller became an employee of Aurora at the time he sold his interest in Jet/LaVanway Exploration, L.L.C. to Aurora in exchange for Aurora's stock on April 22, 1997. From April 1997 through October 2005, he was responsible for overseeing exploration and development activities for Aurora. From June 1997 through October 2005 he served as a Director of Aurora and from July 1997 through October 2005 he served as Vice President of Exploration and Production of Aurora. In 1994, Mr. Miller joined Jet Exploration, Inc. of Traverse City, Michigan as a Vice President with responsibility for getting Jet Exploration, Inc. into the shale gas play in Michigan and Indiana. He was the driving force behind the establishment of Jet/LaVanway Exploration, L.L.C. and its effort in southern Indiana. Mr. Miller left the position with Jet Exploration, Inc. to join Aurora. From 1988 to 1994, Mr. Miller worked for White Pine Land Services, Inc. of Traverse City, Michigan, as a land manager.

Thomas W. Tucker has served as our Vice President of Land and Development (renamed to Vice President, Operations) since November 1, 2005. Mr. Tucker became an employee of Aurora at the time he sold his interest in Jet/LaVanway Exploration, L.L.C. to Aurora in exchange for Aurora's stock on April 22, 1997. From April 1997 through October 2005 he was responsible for overseeing land development activities for Aurora. From June 1997 through October 2005 he served as a Director of Aurora and from July 1997 through October 2005 he served as Vice President of Land and Development of Aurora. Mr. Tucker founded Jet Oil Corporation with his father in 1982. After his father's death in 1987, Mr. Tucker founded Jet Exploration, Inc. Mr. Tucker has been the President of Jet Exploration, Inc. since its inception. Jet Exploration, Inc. no longer takes on any new projects, and its existing projects are being allowed to run out their course.

John P. Ryan has served as our Secretary since 1998. From September 1996 through October 2005 he served as our Vice President of Corporate Development, and from April 1997 through October 2005 he served on our Board. Mr. Ryan is a degreed mining engineer. From August, 2000 to the present, he has served as a Director and the Chief Financial Officer of Trend Mining Company, a publicly traded mineral exploration and development company and since February 2004 he has served as an officer and director of White Mountain Titanium Corporation, a publicly traded mining exploration company. Other companies with which Mr. Ryan holds an officer and/or director position include Bio-Quant, Inc., Nevada-Comstock Mining Company, High Plains Uranium, Inc., GreatWall Gold Corporation, Sundance Diamonds Corporation, TN Oil Co., and Dotson Exploration Company. Many of these companies have only minimal activity and require only a small amount of Mr. Ryan's time. Mr. Ryan is a former U.S. Naval Officer and obtained a B.S. in Mining Engineering from the University of Idaho and a Juris Doctor from Boston College Law School.

Kevin D. Stulp has served as a Director since March 1997. Since August 1995, Mr. Stulp has variously worked as consultant with Forte Group, on the board of the Bible League, and is active with various other non-profit organizations. From December 1983 to July 1995, Mr. Stulp held various positions with Compaq
Computer Corporation, including industrial engineer, new products planner, manufacturing manager, director of manufacturing and director of worldwide manufacturing reengineering. Mr. Stulp holds a B.S.L.E. from Calvin College, Grand Rapids, Michigan, and a B.S.M.E. in Mechanical Engineering and an M.B.A. from the University of Michigan.

Ronald E. Huff, CPA has served as a Director since November 21, 2005. Mr. Huff is currently the Chief Financial Officer and Vice President of Finance for Visual Edge Technology, Inc., a position he has held since 2004. Visual Edge Technology, Inc. is a California holding company engaged in acquiring imaging companies. From 1999 to 2004, Mr. Huff was a Principal and Founder of TriMillennium Ventures, LLC, a private equity investment company located in the Columbus, Canton, Akron, Cleveland, Ohio corridor. Mr. Huff worked for Belden & Blake Corporation from 1986 to 1999 as its Chief Financial Officer and was also its President from 1997 to 1999. Belden & Blake Corporation acquires properties, explores for and develops oil and gas reserves and markets natural gas, primarily in the Appalachian and Michigan Basins. It went through a successful initial public offering in 1992, and was acquired by Texas Pacific Group in 1997. From 1983 to 1986 Mr. Huff was the Chief Accounting Officer of Zilkha Petroleum, from 1980 to 1983 he was a financial analyst for Southern Natural
Resources, a natural gas marketing company, and from 1977 to 1980 he was a corporate accountant with Transco Companies Incorporated. Mr. Huff is the chairperson of our Audit Committee.

Richard M. Deneau has served as a Director since November 21, 2005. Mr. Deneau served as a Director and President of Anchor Glass Container corporation ("Anchor") from 1997 until his retirement in 2004. He was also the Chief Operating Officer of Anchor from 1997 to 2002, and the Chief Executive Officer of Anchor from 2002 until his retirement. Anchor, which is publicly traded and listed on NASDAQ, is the third largest glass container manufacturer in the United States, with annual revenues of about $750 million. When Richard M. Deneau joined Anchor, it was a financially troubled company. He designed and implemented strategies to turn its financial performance around. One of the strategies involved a Chapter 11 bankruptcy filing in April, 2002. The purpose of this filing was to provide assurance to a new investor that all prior claims had been extinguished. Prior to working for Anchor, Richard M. Deneau served in management at Ball Foster Glass Container Corp., American National Can, Foster Forbes Glass and First National Bank of Lapeer. He served as an auditor with Ernst & Ernst after graduating from Michigan State University in 1968. Richard
M. Deneau is the brother of William W. Deneau our President and Chairman of the Board.

Gary J. Myles has served as a Director since November 21, 2005. From June 1997 through October 2005 Mr. Myles served as a Director of Aurora. He is currently retired. Prior to his retirement, Mr. Myles served as Vice President and Consumer Loan Manager for Fifth Third Bank of Northern Michigan (previously Old Kent Mortgage Company), a wholly owned subsidiary of Fifth Third Bank (previously Old Kent Financial Corporation). As the Affiliate Consumer Loan Manager , Mr. Myles was based in Traverse City, Michigan, and had full bottom line responsibility for the mortgage and indirect consumer loan departments generating net revenue of $3,500,000 annually. Mr. Myles had been with Fifth Third Bank and its predecessor, Old Kent Mortgage Company, since July 1988. Mr. Myles also owns Foster Care, Ltd., a closely held company for which he serves as a Director, President and Treasurer. Mr. Myles is the chairperson of our Nominating and Corporate Governance Committee.

Earl V. Young has served as a Director since November 21, 2005. From March 2001 through October 2005 Mr. Young served as Director of Aurora. He is currently President of Earl Young & Associates of Dallas, Texas, which he founded in 1999. From 1996 to 1999, Mr. Young was the Senior Vice President of Corporate Development for American Mineral Fields, Inc. of Dallas, Texas. From 1993 to 1996, Mr. Young was a principal in Young & Lowe, which offered business consulting services to small capitalization companies. Prior to 1993, Mr. Young was involved in the investment banking business. He is President of the US/Madagascar Business Council headquartered in Washington, D.C. and a Director of the Corporate Council on Africa in Washington D.C. Mr. Young was a gold medalist in the Summer Olympic Games in 1960 in track, has served as President of the Southwest Chapter of Olympians, and was the founding chairman of the Olympians for Olympians Relief Committee. Mr. Young is the chairperson of our Compensation Committee.

To our knowledge, no director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.

Board of Directors

The Board has  designated  the  following  directors as  independent  directors:
Ronald E. Huff, Gary J. Myles, Kevin D. Stulp, and Earl V. Young. Each of these directors qualify as independent under Section 121A of the American Stock Exchange ("AMEX") Corporate Governance Rules. Although we are not currently listed on AMEX, we have applied for listing there, and are hopeful that we will be accepted.

During the period between the merger closing with Aurora on October 31, 2005 through December 31, 2005, our Board of Directors met once. The members of our Board also met once before the merger closed and they were formally empanelled. After they were empanelled, they executed a Unanimous Written Consent reflecting their decisions made at the prior meeting. Our Board also signed one additional Unanimous Written Consent during this time frame. At both of the meetings, all directors were present and participating.

Our Stockholder Communications with Directors Policy states that the directors are expected to attend our annual meeting of stockholders each year in person whether or not they are standing for re-election. This Proxy Statement relates to our first annual meeting since the merger with Aurora on October 31, 2005. We do not have information about director participation in previous annual meetings.

Board Committees

On December 5, 2005, our Board reconstituted our Board Committees as follows:

      o Audit Committee: Ronald E. Huff (Chairperson), Gary J. Myles and Earl V. Young;

      o Compensation Committee: Howard M. Crosby, Kevin D. Stulp and Earl V. Young (Earl V. Young has been elected Chairperson); and

      o     Nominating and Corporate Governance Committee: Gary J. Myles, Howard
            M. Crosby and Kevin D. Stulp (Gary J. Myles has been elected Chairperson).

      Audit Committee

Each of our Audit Committee members is an independent outside director, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and Section 121A of the AMEX Corporate Governance Rules. One, Ronald E. Huff, is a financial expert with knowledge of financial statements, generally accepted accounting principles and accounting procedures and disclosure rules as described in Item 401(e) of Regulation S-B. His credentials are described in greater detail above.

On February 10, 2006, our Board adopted an Audit Committee Charter, a copy of which is posted on our website at www.auroraogc.com, and is attached as Appendix I to this Proxy Statement.

Among the responsibilities of our Audit Committee are: (i) to appoint our independent auditors and monitor the independence of our independent auditors;
(ii) to review our policies and procedures on maintaining accounting records and the adequacy of internal controls; (iii) to review management's implementation of recommendations made by the independent auditors and internal auditors; (iv) to consider and pre-approve the range of audit and non-audit services performed by independent auditors and fees for such services; and (v) to review our audited financial statements, Management's Discussion and Analysis of Financial Conditions and Results of Operations, and disclosures regarding internal controls before they are filed with the SEC.

During the period between the merger closing with Aurora on October 31, 2005 through December 31, 2005, our Audit Committee met twice.

Our Audit Committee has: (i) reviewed and discussed our December 31, 2005 financial statements with our management; (ii) discussed with our independent auditors the matters required to be discussed by SAS 61; (iii) received the written disclosures and letter from our independent accountant required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with our independent accountant the independent accountant's independence; and (iv) based on the foregoing, approved the audited December 31, 2005 financial statements for inclusion in our annual report on Form 10-KSB.

      Compensation Committee

Each of our Compensation Committee members is an independent outside director as defined in Section 121A of the AMEX Corporate Governance Rules, except for Howard M. Crosby. Mr. Crosby is not an independent director under these Rules because he was employed by us during the past three years, ending his employment on October 31, 2005. He received annual compensation from us in each of the fiscal years ending September 30, 2005, 2004 and 2003 in excess of $60,000. The Board appointed Mr. Crosby to the Compensation Committee because of the exceptional and limited circumstance that he was our chief executive officer prior to the effective date of our merger with Aurora, and the Board believes that Mr. Crosby will ensure representation of the interests of those who were holders of our stock prior to closing of the merger.

During the period between the merger closing with Aurora on October 31, 2005 through December 31, 2005, our Compensation Committee met once.

      Nominating and Corporate Governance Committee

Each of our Nominating and Corporate Governance Committee members is an independent outside director as defined in Section 121A of the AMEX Corporate Governance Rules, except for Howard M. Crosby. Mr. Crosby is not an independent director under these Rules because he was employed by us during the past three years, ending his employment on October 31, 2005. He received annual compensation from us in each of the fiscal years ending September 30, 2005, 2004 and 2003 in excess of $60,000. The Board appointed Mr. Crosby to the Nominating and Corporate Governance Committee because of the exceptional and limited circumstance that he was our chief executive officer prior to the effective date of the merger with Aurora, and the Board believes that Mr. Crosby will ensure representation of the interests of those who were holders of our stock prior to closing of the merger.

During the period between the merger closing with Aurora on October 31, 2005 through December 31, 2005, our Nominating and Corporate Governance Committee met once.

Nominating Process

On February 10, 2006, our Board adopted a Nominating and Corporate Governance Committee Charter and a Stockholder Communications With Directors Policy, copies of which are posted on our website at www.auroraogc.com. Article VI, Section 2 of our Nominating and Corporate Governance Committee Charter provides as follows:

      Process for Identifying and Evaluating Candidates for Directors Recommended by Stockholders. The Committee will accept recommendations for potential nominees for director from stockholders of the Corporation. Anyone wishing to recommend an individual for the Board should forward the name, address and biographical information of a potential nominee to the Nominating and Corporate Governance Committee of the Board of Cadence Resources Corporation, c/o Cadence Resources Corporation, 4110 Copper Ridge Drive, Suite 100, Traverse City, Michigan 49684. The stockholder must submit in writing to the Committee the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. Potential director nominees submitted by stockholders of the Corporation will not be considered by the Committee if they are not timely submitted in accordance with the Corporation's proxy statements. (These timing requirements are not applicable to persons nominated by or at the direction of the Board.) If the Committee chooses to consider any nominee recommended by a stockholder, the Committee will evaluate the potential nominee by personal interview. The interview will be conducted by one or more members of the Committee and/or any other method the Committee deems appropriate, which may, but need not, include a questionnaire. The Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Committee need not engage in an evaluation process with respect to a proposed nominee unless: (i) there is a vacancy on the Board; (ii) a director is not standing for re-election; (iii) the Committee does not intend to recommend the nomination of a sitting director for re-election; or (iv) there is an increase in the number of directors to be elected.

At least a majority of our directors are required to be independent directors as defined under Section 121A of the AMEX Corporate Governance Rules. We also require at least one director to qualify as a financial expert under Item 401(e) of Regulation S-B. Other criteria for the selection of directors may be found at
Article IV of our Nominating and Corporate Governance Committee Charter.

In connection with the closing of the merger between Cadence and Aurora, certain of our shareholders, including certain former Aurora shareholders who became shareholders of Cadence in connection with the merger, executed and delivered voting agreements pursuant to which they agreed through October 31, 2008, to vote an aggregate of 22,740,830 of their shares of our common stock in favor of
(i) five directors designated by William W. Deneau, who are initially William W. Deneau, Earl V. Young, Gary J. Myles, Richard Deneau, and Ronald E. Huff; and
(ii) two directors designated by William W. Deneau from among our Board immediately before the closing of the merger, who are initially Howard M. Crosby and Kevin D. Stulp. In addition, these shareholders agreed to vote all of their shares of our common stock to ensure that the size of our Board will be set and remain at seven directors.

In addition, also in connection with the closing of the merger, certain of our shareholders executed and delivered irrevocable proxies naming William W. Deneau and Lorraine King as proxies to vote their shares through October 31, 2008 in the manner determined by such proxies. An aggregate of 11,583,012 shares of our common stock held by these shareholders was subject to these proxies on the Record Date.

Executive Compensation

On November 1, 2005, our prior management team was replaced by the Aurora management team. Our financial results reported in our Form 10-KSB include 12 months of Aurora operations, and two months (November and December, 2005) of Cadence operations. We are disclosing executive compensation in the same fashion below. The information below shows compensation paid by Aurora to the executives listed above for the 12 months ended December 31, 2005 and compensation paid by Cadence for the months of November and December 2005. For a history of executive compensation paid by Cadence prior to this time, please see our Form 10-KSB for the fiscal year ended September 30, 2005, as amended and filed with the SEC on February 7, 2006.


                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------
                                                                  Long Term Compensation
                                                   ------------------------  ------------------------------------
                                                      Annual Compensation                     Awards
                                                   ------------------------  ------------------------------------
                                                                                  Value of        # of Securities
                                                                             Restricted Stock      Underlying
          Name and Principal Position                Year       Salary(1)         Awards(2)           Options
-------------------------------------------------  ---------  -------------  ------------------  ----------------
William W. Deneau                                       2005       $140,000                  --                 --
President, Chief Executive Officer
-------------------------------------------------  ---------  -------------  ------------------  -----------------
John V. Miller, Jr.                                     2005       $125,000                  --                 --
Vice President of Exploration and Production
-------------------------------------------------  ---------  -------------  ------------------  -----------------
Thomas W. Tucker,                                       2005       $125,000                  --                 --
Vice President of Land and Development
-------------------------------------------------  ---------  -------------  ------------------  -----------------
Lorraine M. King,                                       2005       $125,000          $116,400(3)   20,000 shares(4)
Chief Financial Officer
-------------------------------------------------  ---------  -------------  ------------------  -----------------


(1) The executive officers received additional cash compensation during 2005, but this was payment of deferred salaries for the years 2000 and 2001 that had been booked, but not paid. This includes an additional cash payment of $47,244 for Mr. Deneau, $26,667 for Mr. Miller and $50,000 for Mr. Tucker.

(2) Because all of the shares we issued in exchange for Aurora stock in the merger were registered under the Form S-4 registration statement, none of the named executive officers held restricted stock at December 31, 2005.

(3) Ms. King was awarded 30,000 shares of common stock by the Board on December 8, 2005. The closing price at which our stock traded on that date was $3.88 per share. Issuance of these shares has been deferred until a Form S-8 registration statement is filed with the SEC, but the compensation related to this award was recorded as an expense in the 2005 financial statements.

(4) Option to purchase 10,000 shares of Aurora common stock at an exercise price of $3.50 per share; converted in the merger into the right to purchase 20,000 shares of our common stock at an exercise price of $1.75 per share.

                              OPTION GRANTS IN 2005
                                   Individual
-----------------------------------------------------------------------------------------------
                       # of Securities      % of Total Options      Exercise
                     Underlying Options   Granted to Employees in   Price Per  Expiration Date
Name                      Granted              Fiscal Year          Share(1)
-------------------  ------------------  ------------------------  ----------  ---------------
Lorraine M. King               20,000(2)                       7%    $1.75(2)         10/18/15
-------------------  ------------------  ------------------------  ----------  ---------------

(1) At the date of grant, Aurora had not yet merged with Cadence, and Aurora was not publicly traded. Accordingly, there was no market price at the date of grant.

(2) This award was initially for 10,000 shares of Aurora's common stock with an exercise price of $3.50 per share, and was converted in the merger as described in the chart.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                        # of Securities Underlying     Value of Unexercised
                                                         Unexercised Options at      in-the-Money Options at
                               Shares                           12/31/05                   12/31/05(1)
                              Acquired                   ----------   ----------    ----------   -----------
                                 on          Value         Exercis     Unexercis     Exercis-     Unexercis-
           Name               Exercise     Realized         -able        -able        able          able
---------------------------   ----------   ----------    ----------   ----------    ----------   -----------
William W. Deneau                      0            0       600,000            0    $1,647,000            --
---------------------------   ----------   ----------    ----------   ----------    ----------   -----------
John V. Miller, Jr                     0            0       600,000            0    $1,647,000            --
---------------------------   ----------   ----------    ----------   ----------    ----------   -----------
Thomas W. Tucker                       0            0       600,000            0    $1,647,000            --
---------------------------   ----------   ----------    ----------   ----------    ----------   -----------
Lorraine M. King                       0            0       160,000            0    $  418,100            --
---------------------------   ----------   ----------    ----------   ----------    ----------   -----------

(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option.

We do not currently have any long term incentive compensation plans in place.

Compensation paid to our directors prior to the merger between Cadence and Aurora is reported in our Form 10-KSB, as amended, for the fiscal year ended September 30, 2005, filed with the SEC on February 7, 2006.

As compensation for their services as directors of Aurora during 2005 and prior to the merger, on December 8, 2005, our Board voted to award Earl V. Young and Gary J. Myles each 30,000 shares of common stock, to be issued in 2006 after the shares are registered on a Form S-8 registration statement. These shares were awarded in lieu of awarding stock options that would otherwise have been issued, but were deferred due to the ongoing work on the merger, which extended through most of 2005.

At a December 8, 2005 Board meeting, as revised at a February 10, 2006 Board meeting, our Board adopted the following standard compensation arrangements for service as a director:

      Option to purchase 200,000 shares of our common stock; vesting 60,000 shares on December 31, 2006, 70,000 shares on December 31, 2007, and 70,000 shares on December 31, 2008.

      Cash fee of $1,000 per Board meeting attended in person, with additional payments of $1,000 per day for each travel day from the director's place of residence to the location of the Board meeting, up to a total of two additional days in addition to the date of the meeting.

      Cash fee of $500 for participation in each telephonic Board meeting.

      Cash fee of $1,000 for each committee meeting attended in person.

      Cash fee of $500 for participating in each telephonic committee meeting.

      Annual retainer of $10,000 for the Audit Committee chairperson.

We do not have any other contractual arrangements with any of our directors. We do not have any written employment contracts with our executive officers, nor do we have any compensatory arrangements with our executive officers other than as described above. We have not agreed to make any payments to our named executive officers because of resignation, retirement or any other termination of employment with us or our subsidiaries, or from a change in control of us, or a change in the executive's responsibilities following a change in control.

Certain Relationships or Related Transactions

On January 31, 2005, we entered into a purchase agreement (the "Purchase Agreement") with 22 accredited investors pursuant to which the investors purchased 7,810,000 shares of common stock and warrants to purchase 14,050,000 shares of common stock at an exercise price of $1.75 per share for aggregate sales proceeds of $9,762,500. The Nathan A. Low Family Trust dated 4/12/96 and Bear Stearns as Custodian for Nathan A. Low Roth IRA, both of which are controlled by Nathan Low, who was at that time a greater than 10% holder of our common stock, invested in us pursuant to the Purchase Agreement. Sunrise Securities Corporation, an affiliate of Nathan Low, received a commission equal to $976,250 and a warrant to purchase 1,821,000 shares of our common stock for services rendered as the placement agent in the transaction.

On January 31, 2005, we entered into an agreement with the seven accredited investors in our April 2004 private placement pursuant to which we were permitted to repay the $6,000,000 in notes held by such investors without any prepayment penalties in exchange for the exercise price of the warrants to purchase 765,000 shares of common stock issued in the April 2004 private placement being reduced from $4.00 per share to $1.25 per share. $5,000,000 of the notes were repaid in cash and $1,000,000 of the notes were converted into common stock and warrants pursuant to the Purchase Agreement. Nathan Low, who at that time was a greater than 10% holder of Cadence's common stock, and Lisa Low, Nathan Low's wife, as Custodian for Gabriel S. Low UNYGMA were two of the eight accredited investors involved in this transaction. In connection with this transaction, the exercise price of the warrants to purchase 76,500 shares of common stock held by Nathan A. Low, who acted as a finder in the April 2004 private placement, was also reduced to $1.25 per share.

At the time of the merger, Aurora had a lease for office and storage space from South 31, L.L.C. William W. Deneau and Thomas W. Tucker each own one-third of South 31, L.L.C. Rent was paid through December 31, 2005 on a lease extending through March 31, 2007. After we moved our corporate offices in early December 2005, we no longer had a need for the space in the South 31, L.L.C. property. We have since entered into a Settlement Agreement and Mutual Release with South 31, L.L.C. pursuant to which we made a payment to South 31, L.L.C. in the amount of $65,250 and South 31, L.L.C. released us from any further obligation on the lease.

Messrs. Deneau, Tucker and Miller, who are officers and directors of us, are all involved as equity owners in numerous corporations and limited liability companies that are active in the oil and gas business. Existing affiliations involving co-ownership of projects in which our Aurora subsidiary is active, are itemized below.

Messrs. Deneau, Tucker and Miller own equal shares in JetX, LLC, an exploration company that owns a 10% working interest in the Treasure Island project.

Mr. Miller has an ownership interest in Miller Resources, Inc., Miller Resources 1994-1, and Miller Resources 1996-1, which own working interests of 1%, 0.5% and 1% respectively, in the Beyer project. Mr. Miller also has an ownership interest in Energy Ventures, LLC, which owns a .75% working interest in the Black Bean project.

Messrs. Deneau, Tucker and Miller own Jet Exploration, Inc. which owns an approximate 1% working interest in the Beregasi well.

It is probable that on occasion, we will find it necessary or appropriate to deal with other entities in which Messrs. Deneau, Tucker and Miller have an interest.

On September 7, 2004, the Patricia A. Deneau Trust, DTD 10/12/95, borrowed $100,000 from our Aurora subsidiary to purchase shares of Aurora common stock from an Aurora stockholder. This trust is controlled by William W. Deneau. The loan was evidenced by an unsecured demand promissory note bearing interest at the rate of 4.5% per year. The promissory note has been repaid in full. The shares purchased by the trust were subsequently sold by the trust to Ms. King.

In connection with the December 2005 through February 2006 exercise of certain warrants that had previously been issued by Cadence and Aurora in January 31, 2005 transactions, we paid a commission to Sunrise Securities Corporation, an affiliate of Nathan A. Low, who is a greater than 5% holder of our common stock, in the amount of $1,534,697. This entire amount was used by Mr. Low to exercise certain outstanding warrants to purchase 1,469,860 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires certain defined persons to file reports of and changes in beneficial ownership of a registered security with the Securities and Exchange Commission and the National Association of Securities Dealers in accordance with the rules and regulations promulgated by the Commission to implement the provisions of Section 16. Under the regulatory procedure, officers, directors, and persons who own more than ten percent of a registered class of a company's equity securities are also required to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of Forms 3, 4 and 5 furnished to us between January 1, 2005 and December 31, 2005, our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements except as follows: Rubicon Master Fund filed a late Form 3 for two transactions that occurred on January 31, 2005 and one transaction that occurred on October 31, 2005; Jeffrey M. Christian filed a late Form 4 for the two transactions that occurred on January 7, 2005 and three transactions that occurred on October 31, 2005; Glenn DeHekker filed a late Form 4 for two transactions that occurred on January 7, 2005, one transaction that occurred on January 17, 2005, one transaction that occurred on October 17, 2005, and three transactions that occurred on October 31, 2005; Nathan A. Low filed a late Form 4 for seven transactions that occurred on January 1, 2005; John P. Ryan filed a late Form 4 for four transactions that occurred on January 7, 2005; Kevin D. Stulp filed a late Form 4 for one transaction that occurred on January 17, 2005 and one transaction that occurred on October 31, 2005; and Howard Crosby filed a late Form 4 for two transactions that occurred on October 31, 2005 and one transaction that occurred on December 22, 2005.

                                   PROPOSAL 2

            APPROVAL OF THE ADOPTION OF OUR 2006 STOCK INCENTIVE PLAN

On, March 16, 2006, our Board of Directors adopted, subject to stockholder approval, a 2006 Stock Incentive Plan (the "Plan"). All of our employees (including employees of our subsidiaries) are eligible to participate in the Plan. We currently have approximately 50 employees, and are continuing to hire more. Our non-employee directors are also entitled to participate in the Plan. We have six non-employee directors. The Plan also allows us to make awards to our consultants. The number of persons who may serve as consultants eligible to participate in the Plan cannot be determined in advance.

Required Vote

Approval of the Plan requires the affirmative vote of the holders of the majority of the shares of common stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPANY'S 2006 STOCK INCENTIVE PLAN.

                                 SUMMARY OF PLAN

The purpose of the Plan is to promote our interests and the interests of our stockholders by enabling us to align the interests of selected eligible persons under the Plan with the interests of the stockholders. By allowing employees, directors, and consultants to participate in our success, we are better able to attract, retain, and reward quality employees, directors and consultants.

A copy of the Plan is attached as Appendix II. The following is a summary of certain material features of the Plan.

      Size and Term

The aggregate number of shares of common stock that may be granted, or for which options may be granted, under the Plan shall not exceed 8,000,000 shares of common stock. If an award expires or otherwise is terminated, the underlying shares will again become available for issuance under the Plan. The Plan will terminate on December 31, 2015 unless it is terminated earlier by the Board.

      Types of Awards

The Plan provides for the grant of: (i) "incentive stock options" ("ISOs") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), which may be issued only to employees; (ii) non-statutory stock options ("NSSOs"), which are stock options that do not qualify as ISOs and may be issued to employees, directors and consultants; and (iii) stock bonuses or restricted stock awards ("Stock Awards").

      Administration

The Plan is administered by our Board of Directors unless and until it delegates administration to the Compensation Committee (disjunctively, the "Administrator"). The Administrator will establish the terms and conditions of each award under the Plan, within the discretion provided in the Plan.

      Terms and Conditions of Stock Awards

Stock Awards may be issued as compensation for services rendered, or some type of payment may be required. Stock Awards may be subject to vesting, a repurchase option, or a right of first refusal. The Stock Awards may be registered shares or restricted stock, depending on whether registered shares are available at the time of grant.

      Terms and Conditions of Options

Options granted under the Plan will be subject to, among other things, the following terms and conditions:

o The exercise price of an ISO shall not be less than 100% of the fair market value on the date of grant.

o Unless otherwise determined by the Administrator at the time of grant, the exercise price of a NSSO shall not be less than the fair market value on the date of grant.

o The term of each option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of grant.

o If, at the time an ISO is granted, the optionee owns stock having more than 10% of the total combined voting power of all classes our stock or any of its subsidiaries, the exercise price of the ISO shall be at least 110% of the fair market value on the date of grant, and the ISO shall terminate on a date that is within five (5) years after the date of grant.

o If the aggregate fair market value (determined at the time of grant) of the stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year under the Plan exceeds $100,000, the options or portions thereof that exceed this limit (according to the order in which they were granted) will be treated as NSSOs.

o Except as provided in the award agreement, an optionee whose relationship with us is terminated by reason of permanent physical disability may exercise his or her option, to the extent exercisable at the time of the termination, only until the earlier of: (i) the date six months after the termination; or (ii) the expiration of the term of the option.

o Except as provided in the award agreement, in the case of death of the optionee while an employee, director, or consultant, the optionee's legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, only until the earlier of: (i) the date six months after the death; or (ii) the expiration of the term of the option.

o Except as provided in the award agreement, an optionee whose relationship with us terminated for a reason other than death or disability, the optionee may exercise his or her option, to the extent exercisable at the time of termination, upon the earlier of: (i) the date three months after termination; or (ii) the expiration of the option.

Upon exercise of an NSSO, the holder must pay for the stock being purchased with cash or cash equivalent. The award agreement for an ISO may provide for a variety of payment mechanisms, in the discretion of the Administrator including, but not limited to, a net issue election or pursuant to an arrangement with a broker-dealer to sell a sufficient number of the shares being exercised to pay the purchase price.

The following chart describes the awards under the Plan that have already been approved by the Board of Directors, subject to approval of the Plan by the stockholders. During the remainder of this fiscal year and in future years, additional awards will be granted under the Plan. The following chart should not be viewed as in any way limiting the authority of the Board to make additional grants.

                                                  NEW PLAN BENEFITS
                                              2006 Stock Incentive Plan
----------------------------------------------------------------------------------------------------------------------

                 Name and Position                        Dollar Value       Number of Shares
--------------------------------------------------  ---------------------  -------------------
William W. Deneau                                      Not determined(1)        200,000 Option
     President and CEO

John V. Miller, Jr.                                               -0-(2)         40,000 Option
     Vice President of Exploration and Production

Thomas W. Tucker                                                  -0-(2)         40,000 Option
     Vice President of Land and Development

Lorraine M. King                                             $116,400(3)   30,000 Stock Awards
     Treasurer and CFO                                            -0-(2)         60,000 Option

Executive Officer Group                                      $116,400(3)   30,000 Stock Awards
                                                    Not determined(1)(2)       430,000 Options

Non-Executive Director Group                                 $232,800(3)   60,000 Stock Awards
                                                       Not determined(1)     1,200,000 Options

Non-Executive Officer Employee Group                   Not determined(4)       260,000 Options
--------------------------------------------------  ---------------------  -------------------

(1) These options will be issued with an exercise price equal to fair market value at the time to existing Board was first empanelled on November 21, 2005 based on the 30-day trading average preceding November 21, 2005, which is $3.66 per share. Each director will receive an option to purchase 200,000 shares at the time that the shares subject to the Plan are registered on a Form S-8 registration statement. These option grant awards will be subject to vesting as follows: 60,000 shares on December 31, 2006; 70,000 shares on December 31, 2007; and 70,000 shares on December 31, 2008. Due to the vesting requirements, these options do not have any current value.

(2) The Board of Directors approved these awards on March 16, 2006. The exercise price is the fair market value of our stock on that date, $5.50 per share. Because the exercise price is the same as the value of our stock on the date of grant, these awards were not "in the money". They will, however, have a Black Scholes value which will be determined by management in connection with the preparation of periodic financial statements.

(3) These awards were approved by our Board of Directors on December 8, 2005, with the shares to be issued under the Plan once it was adopted by the Board and a Form S-8 registration statement covering the shares became effective. The shares have not yet been issued as of the date of this Proxy Statement. The closing price at which our stock traded on December 8, 2005, was $3.88 per share. The expense of these awards was recorded in our December 31, 2005 financial statements.

(4) Some of the award recipients are being offered a choice of how these options will be structured, based on prior agreements with them and the tax implications to them, particularly of Section 409A of the Code. Accordingly, as of the date of this Proxy Statement, we do not yet know the exercise price to be granted or the resulting value of the award.

                                  OTHER MATTERS

Management does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

                                   Appendix I

                             AUDIT COMMITTEE CHARTER

                          Cadence Resources Corporation

                             AUDIT COMMITTEE CHARTER


                                    ARTICLE I

                                    PURPOSES

      The Audit Committee (the "Committee") will oversee the accounting and financial reporting processes of the Corporation and the audits of the financial condition of the Corporation. The Committee will assist the Board in fulfilling its oversight responsibilities with respect to:

      o     The   accounting,   reporting,   and  financial   practices  of  the
            Corporation and its subsidiaries, including the integrity of the Corporation's financial statements;

      o The surveillance of administration and financial controls and the Corporation's compliance with legal and regulatory requirements;

      o     The outside auditing firm's qualifications and independence;

      o     The performance of the Corporation's internal audit function; and

      o     The performance of the Corporation's independent auditor.

                                   ARTICLE II

                          COMPOSITION OF THE COMMITTEE

      Section 1. Number. The Committee shall consist of three or more directors of the Corporation.

      Section 2. Appointment and Removal. The Board of Directors shall appoint the members of the Committee. Except for the initial members of the Committee appointed by Board resolution on December 5, 2005, nominations for the members of the Committee shall be submitted by the Nominating Committee to the Board of Directors.

      Each Committee member shall serve until the Committee member's successor is duly elected and qualified, or until the member's earlier resignation or removal.

      The members of the Committee may be removed with or without cause by a majority vote of the Board of Directors.

      Section 3. Qualifications. Each Committee member shall be a member of the Board of Directors in good standing, shall serve at the pleasure of the Board of Directors, and shall have all of the following qualifications:

            (a) Each Committee member shall be an independent director as defined under Section 121A of the American Stock Exchange ("AMEX") Corporate Governance Rules;

            (b) Each Committee member shall meet the independence criteria established by the rules and regulations of the Securities and Exchange Commission ("SEC") pursuant to Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act");

            (c) All members of the Committee must be able to read and understand financial statements (including a balance sheet, income statement, and cash flow statement) at the time of their appointment;

            (d) At least one member of the Committee must be a "financial expert" as that term is defined in Item 401(h) of SEC Regulation S-K or Item 401(e) of SEC Regulation S-B if the Corporation is reporting as a small business issuer at the time. The designation or identification of a person as a financial expert shall not (i) impose on such person any duties, obligations or liability greater than the duties, obligations and liability imposed on other members of the Committee and the Board in the absence of such a designation or identification; or (ii) affect the duties, obligations or liability of any other member of the Committee or the Board of Directors.

      Section 4. Chairperson. The Chairperson of the Committee shall be appointed by the Board of Directors. The chairperson is responsible for leadership of the Committee, including scheduling meetings, overseeing the agenda, presiding over the meetings, and reporting to the Board of Directors.

                                   ARTICLE III

                            MEETINGS OF THE COMMITTEE

      Section 1. Frequency. The Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary to perform its duties and responsibilities as set forth in this Charter.

      Section 2. Quorum and Voting. A majority of the members of the Committee shall constitute a quorum of the Committee. A majority of the members in attendance shall decide any question brought before any meeting of the Committee.

      Section 3. Guests/Executive Session. The Committee should meet from time to time with each of management, the controller, and the Corporation's outside auditing firm in separate executive sessions to discuss any matters that the Committee or any of these groups or persons believe should be discussed privately. In addition, the Committee should meet with the independent auditors and management at least quarterly to review the Corporation's financial statements. All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

      Section 4. Agenda Items. Although the Chairperson is generally responsible for establishing an agenda at meetings, any Committee member may submit items to be included on the agenda. Committee members may also raise subjects that are not on the agenda at any meeting.

                                   ARTICLE IV

                  DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

      Section 1. Allocation of Duties. The Committee is responsible for overseeing the Corporation's financial reporting process on behalf of the Board of Directors. The Corporation's management is responsible for the preparation, presentation and integrity of the Corporation's financial statements and for the appropriateness of the accounting and reporting policies that are used by the Corporation. The independent auditors are responsible for auditing the Corporation's financial statements and for reviewing the Corporation's interim financial statements. The independent auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the Corporation's stockholders. As used in this Charter, the term "independent auditor" means any independent auditor, including one constituting a "registered public accounting firm" (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002) engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Corporation.

      Section 2. Retain the Independent Auditors. The Committee is directly responsible, in its capacity as a Committee of the Board of Directors, for the appointment, compensation and oversight of the Corporation's independent auditors. In this regard, the Committee shall have the sole authority to: (i) appoint and retain; (ii) determine the funding for; and (iii) when appropriate, terminate, the independent auditors. The independent auditors shall report directly to the Committee. The Committee is responsible for resolving any disputes between the independent auditor and the Corporation's management.

      The Committee shall pre-approve all audit services provided by the independent auditors, and shall pre-approve any non-audit services provided by the independent auditors, subject to the diminimus exception contained in
Section 10A of the Exchange Act. The Committee may delegate the authority to grant pre-approvals and approvals required by Section 10A of the Exchange Act for services provided by independent auditors to one or more members of the Committee, subject to the delegated member or members reporting any such pre-approvals to the Committee at its next scheduled meeting.

      Section 3. Review and Discuss the Auditor's Quality Control. The Committee shall, at least annually, receive from the Corporation's independent auditors:
(i) a summary of the results of the most recent internal quality control review, or peer review, of the firm; (ii) a summary of significant inquiries or investigations by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm;
(iii) a summary of any steps taken by the firm to deal with any such issues; and
(iv) a description of the five-year rotation of lead and concurring audit partners.

      Section 4. Review and Discuss the Independence of the Auditors. In connection with the retention of the Corporation's independent auditors, the Committee shall, at least annually, review and discuss the information provided by management and the independent auditors relating to the independence of the audit firm including, among other things, information related to the non-audit services provided and expected to be provided by the auditors, rotation of lead and concurring audit partners, and restrictions on hiring of employees or partners of the independent auditors. The Committee shall be responsible for:
(i) insuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard 1; (ii) actively engaging in a dialog with the auditors with respect to any disclosed relationship or service that may impact the objectivity and independence of the auditors; and (iii) taking appropriate action or recommending  that the full  Board  of  Directors  take  appropriate  action  in
response  to  the   auditor's   report  to  satisfy   itself  of  the  auditor's
independence.

      Section 5. Review and Discuss the Audit Plan. The Committee shall review and discuss with the independent auditors, the plans for and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

      Section 6. Review and Discuss Conduct of the Audit. The Committee shall review and discuss with the independent auditors the matters required to be discussed by statement on Auditing Standards No. 61 relating to the conduct of the annual audited and quarterly financial statements and press releases containing earnings information of the Corporation, as well as any problems or difficulties and management's response: including: (i) any restriction on audit scope or on access to requested information; (ii) any significant disagreements with management; and (iii) significant issues discussed with the independent auditor's national office. The Committee shall seek to resolve all disagreements between management and the independent auditors regarding financial reporting.

      Section 7. Review and Discuss Financial Statements and Disclosures. The Committee shall review and discuss with appropriate officers of the Corporation and the independent auditors the annual audited and quarterly financial statements of the Corporation, including; (i) the Corporation's disclosures under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations", including the development, selection and reporting of accounting policies that may be regarded as critical; and (ii) the disclosures regarding internal controls and other matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002, and all rules promulgated thereunder by the SEC.

      Section 8. Review and Discuss the Systems of Internal Accounting Controls. The Committee shall review and discuss with the independent auditors the adequacy of the Corporation's internal accounting controls, the Corporation's financial, auditing and accounting organizations and personnel, and the
Corporation's policies and compliance procedures with respect to business practices which should include the disclosures regarding internal controls and matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002, and all rules promulgated thereunder by the SEC.

      Section 9. Review and Discuss the Audit Results. The Committee shall review and discuss with the independent auditors: (i) the report of the annual audit, or proposed report of the annual audit; (ii) the accompanying management letter, if any; (iii) the report of their reviews of the Corporation's interim financial statements conducted in accordance with Statement on Auditing Standards No. 100; and (iv) the reports of the results of such other examinations outside of the course of the independent auditor's normal audit procedures that the independent auditors may from time to time take. The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act of 2002, and as appropriate: (x) a review of major issues regarding (A) accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles; and (B) the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies; (y) a review of analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the affects of alternative generally accepted accounting principles on the financial statements; and (z) a review of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Corporation.

      Section 10. Discuss Risk Management Policies. The Committee shall discuss policies with respect to risk assessment and risk management to assess and manage the Corporation's exposure to risk, including the Corporation's major financial risk exposures and the steps management has taken to monitor and control these exposures, and shall make recommendations about these matters to the Board of Directors, as appropriate.

      Section 11. Preview SEC Filings. The Committee shall review with financial management and the independent accountants, the Corporation's filings with the SEC that include earnings reports prior to the release of the earnings reports. The chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

      Section 12. Selection of Financial Officer. The Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the Chief Financial Officer or other chief audit executive.

      Section 13. Management Perquisites. The Committee shall review with management the policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent auditors.

      Section 14. Internal Audit Function. The Committee shall review with management the process and findings of the internal audit function during the year.

      Section 15. Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies. The Committee shall establish procedures for:
(i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. The Committee shall discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any complaints or concerns regarding the Corporation's financial statements or accounting policies.

      Section 16. Review and Discuss Other Matters. The Committee shall: (i) review and discuss with management or the independent auditors such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Corporation as the Committee may, in its own discretion, deem desirable in connection with the review functions described above; and (ii) conduct executive sessions with the Corporation's outside auditors, CEO, CFO, general counsel, controller or anyone else the Committee deems necessary to fulfill its duties.

      Section 17. Proxy Statement. The Committee, with the assistance of management and advice from the independent auditors and outside legal counsel, shall prepare the Committee report to be included in the Corporation's proxy statement relating to the Corporation's annual meeting of stockholders.

      Section 18. Other Duties. The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board of Directors from time to time.

                                    ARTICLE V

                        COMMITTEE RESOURCES AND AUTHORITY

      Section 1. Resources. The Committee has the authority to the extent it deems necessary or appropriate, or as directed by the Board of Directors, to obtain advice and seek assistance from outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Committee in the performance of its functions, including the authority to approve any fees and other retention terms. The Committee has the authority to engage outside auditors for special audit reviews and other procedures. By adoption of this Charter, the Board of Directors authorizes funding for the Committee appropriate, in the Committee's discretion, for the discharge of the Committee's functions and responsibilities, including the compensation to be paid to the independent auditors, the compensation of any advisors hired by the Committee, and the ordinary administrative expenses of the Committee.

      Section 2. Authority. The Committee shall have the authority appropriate, in the Committee's discretion, to discharge its responsibilities and carry out its duties as required by law, including access to all books, records, facilities, and personnel of the Corporation.

                                   ARTICLE VI

                         REPORTS AND PERFORMANCE REVIEW

      The Committee shall report its actions and any recommendations to the Board of Directors after each Committee meeting. It shall also at least annually, conduct an evaluation of the independent auditors and present a report of this evaluation to the Board of Directors. The Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

                                   ARTICLE VII

                              DISCLOSURE OF CHARTER

      This Charter will be made available on the Corporation's website, in its annual report, or other public medium as appropriate.

Adopted by resolution of the Board of Directors of Cadence Resources Corporation
Date: February 10, 2006

                                   Appendix II

                            2006 STOCK INCENTIVE PLAN

                          Cadence Resources Corporation
                          Aurora Oil & Gas Corporation

                            2006 STOCK INCENTIVE PLAN

                                    ARTICLE I

                             ESTABLISHMENT AND TERM

      Section 1.01 Establishment. This Plan was adopted by the Board on March 16, 2006, subject to the approval of the stockholders of the Company.

      Section 1.02 Definitions. All capitalized terms used in this Plan are defined in Appendix A attached to this Plan.

      Section 1.03 Term. The Board may suspend or terminate the Plan at anytime. Unless sooner terminated, the Plan shall terminate on December 31, 2015. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any Award granted while the Plan is in effect shall not be impaired by the suspension or termination of the Plan, except with the consent of the person to whom the Award was granted.

                                   ARTICLE II

                              STRUCTURE AND PURPOSE

      Section 2.01 Structure of Plan. The Awards issued under the Plan shall be either, in the discretion of the Board: (i) Options granted pursuant to Article VI of the Plan, including Incentive Stock Options and Non-statutory Stock Options; or (ii) Stock bonuses or restricted Stock awards granted pursuant to
Article VII of the Plan. All Options shall be designated as incentive Stock Options or Non-statutory Stock Options at the time of grant.

      Section 2.02 Purpose. The purpose of the Plan is to promote the interests of the Company by aligning the interests of selected eligible persons under the Plan with the interests of the stockholders of the Company and by providing to such persons an opportunity to obtain the benefits from ownership of the Company's Stock through the granting to such persons of Awards. The Company, through the use of the Plan, seeks to attract and retain the services of Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

                                   ARTICLE III

                                 ADMINISTRATION

      Section 3.01 Board; Delegation To Committee. The Plan shall be administered by the Board unless and until the Board delegates administration to the Compensation Committee. The Board may delegate administration of the Plan to the Compensation Committee only if the Compensation Committee is composed solely of Outside Directors. If administration is delegated to the Compensation Committee, the Compensation Committee shall have, in administering the Plan, all of the powers that were possessed by the Board prior to such delegation, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. If administration is delegated to the Compensation Committee, all references in this Plan to the Board shall thereafter be to the Compensation Committee. The Board may remove responsibility for administering the Plan from the Compensation Committee at any time, and re-vest in the Board responsibility for the administration of the Plan.

      Section 3.02 Administration. The Board shall have the power, consistent with the express provisions of the Plan:

            (a) To determine from time to time which of the eligible persons under the Plan shall be granted Awards;

            (b) To determine whether an Award shall be an Incentive Stock Option, a Non-statutory Stock option, a Stock bonus, a right to purchase restricted Stock, or a combination of the foregoing;

            (c) To determine how and when each Award shall be granted, the provisions of each Award granted, including the time or times when a person shall be permitted to receive Stock pursuant to an Award, and the number of shares of Stock with respect to which an Award shall be granted to each such person;

            (d) To determine Fair Market Value with respect to an Award;

            (e) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for the administration of the Plan and the Awards;

            (f) To correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

            (g) To amend the Plan or an Award as provided in Article XI; and

            (h) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

      Section 3.03 Effect of Board Decision. All decisions, determinations and interpretations by the Board shall be final and binding on all Award grantees.

      Section 3.04 Timing of Grant. The date of a grant of an Award shall be the date on which the Board makes the determination to grant the Award, or such later date as the Board determines.

                                   ARTICLE IV

                                   ELIGIBILITY

      Section 4.01 Incentive Stock Options. Incentive Stock Options may be granted only to Employees.

      Section 4.02 Other Awards. Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

                                    ARTICLE V

                           SHARES SUBJECT TO THE PLAN

      Section 5.01 Subject to the provisions of Article VIII relating to adjustments upon changes in the Stock, no more than 8,000,000 shares of Stock may be issued pursuant to Awards under this Plan. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Stock not acquired under the Award shall revert to and again become available for issuance under the Plan. The Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market by the Company or otherwise.

                                   ARTICLE VI

                         TERMS AND CONDITIONS OF OPTIONS

      Section 6.01 Form of Option. Subject to the provisions of the Plan, each Option shall be in such form and shall contain such terms and conditions as the Board shall determine. The provisions of separate Options need not be identical.

      Section 6.02 Term. No Option shall be exercisable after the expiration of ten years from the date it was granted.

         Section 6.03 Exercise Price. The per-share exercise price for the Stock to be issued upon exercise of an Option shall be determined by the Board, subject to the following:

            (a) Except as provided at Section 6.10(a), the exercise price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock subject to the Option on the date the Option is granted.

            (b) Unless otherwise determined by the Board at the time the Option is granted, the exercise price of each Non-statutory Stock Option shall be not less than 100% of the Fair Market Value of the Stock subject to the Option on the date the Option is granted.

            (c) Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-statutory Stock Option) may be granted with an exercise price lower than that otherwise provided in this Section 6.03 if the Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

      Section 6.04 Payment. The purchase price of Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either:

            (a) in cash, check or wire transfer at the time the Option is exercised; or

            (b) in the case of Incentive Stock Options only, at the discretion of the Board, determined at the time of the grant of the option:

                  (i) by delivery to the Company of other equity securities of the Company as payment for the Stock, provided that any equity securities used for this purpose that were acquired directly from the Company: (y) have been owned by the Optionee without substantial risk of forfeiture for more than six months on the date of surrender; and (z) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Stock as to which the Option is being exercised;

                  (ii) pursuant to an arrangement provided by the Company through a registered broker-dealer to set 18 0 ll a sufficient number of shares of the Stock being exercised to pay the exercise price;

                  (iii) by a net issue election;

                  (iv) in any other form of legal consideration that may be acceptable to the Board; or

                  (v) any combination of the foregoing.

      Section 6.05 Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee. Unless otherwise provided in the Award Agreement, a Non-statutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

      Section 6.06 Vesting and Other Conditions. The total number of shares of Stock subject to an Option may, but need not, be vested or allotted in periodic installments (which may, but need not, be equal). The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.

      Section 6.07 Termination of Employment or Relationship as a Director or Consultant. Unless otherwise provided in the Award Agreement relating to an Option, in the event of a Termination (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option (to the extent that the Option is vested at the date of Termination) only until the earlier of: (i) the date that is three months after the date of Termination; or (ii) the expiration of the term of the Option as set forth in the Award Agreement.

      Section 6.08 Disability of Optionee. Unless otherwise provided in the Award Agreement relating to an Option, in the event of a Termination as a result of the Optionee's Disability, the Optionee may exercise his or her option (to the extent that the Option is vested at the date of Termination), only until the earlier of: (i) the date six months after the date of Termination; or (ii) the expiration of the term of the Option as set forth in the Award Agreement.

      Section 6.09 Death of Optionee. Unless otherwise provided in the Award Agreement relating to an Option, in the event of a Termination as a result of the Optionee's death, or if the Optionee dies within three months following Termination of the Optionee, the Option may be exercised (to the extent the Option is vested at the date of Termination) by the Optionee's Beneficiary, or if there is no Beneficiary, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance from the Optionee, but only until the earlier of: (i) the date six months after the date of the Optionee's death; or (ii) the expiration of the term of the Option as set forth in the Award Agreement.

      Section 6.10 Incentive Stock Option Limitations. The following limitations shall apply to a grant of an Incentive Stock Option:

            (a) Notwithstanding the provisions of Sections 6.02 and 6.03, if at the time of the grant of an Incentive Stock Option the Optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company or of any of its Affiliates, the exercise price of the Incentive Stock Option shall be at least 110% of the Fair Market Value of the Stock on the date of grant, and the Incentive Stock Option shall terminate on a date that is within five years after the date of grant.

            (b) If the aggregate Fair Market Value (determined at the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan exceeds $100,000, the Options or portions thereof that exceed this limit (according to the order in which they were granted) shall be treated as Non-statutory Stock Options.

      Section 6.11 Leaves of Absence.

            (a) Unless the Board provides otherwise, vesting of Options shall be suspended during any unpaid leave of absence in excess of three months.

            (b) For purposes of Incentive Stock Options, no leave of absence may exceed three months, unless re-employment upon expiration of the leave is guaranteed by statute or contract. If re-employment upon expiration of a leave of absence approved by the Company is not guaranteed, the first day following the passage of three months on leave of absence will be treated as the date of Termination for purposes of determining whether the Option is an Incentive Stock Option, but will not otherwise affect the Optionee's rights under the Option.

      Section 6.12 Exercise Procedures. An Option may not be exercised for a fraction of a share of Stock. Any fractional share that would otherwise be available for purchase shall be forfeited. An Option shall be deemed to be exercised when written notice of the exercise has been given to the Company in accordance with the terms of the Award Agreement by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.

                                   ARTICLE VII

               TERMS OF STOCK BONUSES AND RESTRICTED STOCK AWARDS

      Section 7.01 Form of Stock Bonus or Restricted Stock Award. Subject to the provisions of the Plan, each Stock bonus or restricted Stock award shall be in such form and shall contain such terms and conditions as the Board shall determine. The provisions of separate stock bonuses or restricted stock awards need not be identical.

      Section 7.02 Purchase Price. The purchase price, if any, for any Stock granted as a Stock bonus or restricted Stock award shall be such amount as the Board shall determine and designate in the Award Agreement or by resolution of the Board. Notwithstanding the foregoing, the Board may determine that eligible participants in the Plan may be awarded Stock in consideration for past services rendered to the Company or an Affiliate or for the benefit of the Company or an Affiliate.

      Section 7.03 Transferability. Unless otherwise provided in the Award Agreement, Stock awarded or purchased pursuant to this Article VII may not be transferred to any person, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, until any restrictions on transfer set forth in the Award Agreement lapse.

      Section 7.04 Payment. The purchase price, if any, of Stock acquired pursuant to a Stock bonus or restricted Stock award shall be paid, to the extent permitted by applicable statutes and regulations, either

            (a) in cash, check or wire transfer; or

            (b) at the discretion of the Board or the Committee, determined at the time of the grant of the Stock award:

                  (i) by delivery to the Company of other equity securities of the Company as payment for the Stock, provided that any equity securities used for this purpose that were acquired directly from the Company by the holder: (y) have been owned by the holder without substantial risk of forfeiture for more than six months on the date of surrender, and (z) have a Fair Market Value on the date of surrender equal to the purchase price;

                  (ii) by electing to receive the Stock in lieu of other compensation payable to the person by the Company or an Affiliate or for the benefit of the Company or an Affiliate;

                  (iii) in consideration for past services rendered by the person to the Company or for its benefit;

                  (iv) in any other form of legal consideration that may be acceptable to the Board; or

                  (v) any combination of the foregoing.

      Section 7.05 Company Rights. Shares of Stock sold or awarded under Article VII of the Plan may, but need not, be subject to vesting, a repurchase option by the Company, or right of first refusal in favor of the Company.

                                  ARTICLE VIII

                        ADJUSTMENTS UPON CHANGES IN STOCK

      Section 8.01 Change in Stock. If any change is made in the Stock subject to the Plan through a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company, the Plan will be appropriately adjusted in the class and maximum number of shares subject to the Plan provided in Article V, and the outstanding Awards will be appropriately adjusted in the class and number of shares subject to and the exercise price of the outstanding Awards. Such adjustments shall be made by the Board at the time of the change in the Stock, whether or not specifically provided for in any outstanding Award. The Board's determination as to an appropriate adjustment shall be final, binding and conclusive.

                                   ARTICLE IX

                            COVENANTS OF THE COMPANY

      Section 9.01 Reservation of Stock. The Company shall reserve from its authorized but unissued Stock the number of shares of Stock issuable pursuant to all outstanding Awards.

      Section 9.02 Regulatory Authority. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to issue and sell shares of Stock upon the exercise of outstanding Awards, provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended, either the Plan, any Award, or any Stock issued or issuable pursuant to any Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority for the lawful issuance and sale of Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Stock upon exercise of the Awards unless and until the required authority is obtained.

                                    ARTICLE X

                               GENERAL PROVISIONS

      Section 10.01 Acceleration of Vesting. Notwithstanding any provision in any Award Agreement, the Board may, in its discretion, accelerate the time at which an Award may first be exercised or the time during which an Award or any part of an Award will vest.

      Section 10.02 Stockholder Rights. Except as set forth in the Award Agreement, no holder of an Option shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, the Stock subject to the Option unless and until the holder has satisfied all requirements for vesting and exercise of the Option pursuant to its terms.

      Section 10.03 Employment or Other Services. Nothing in the Plan, any Award Agreement or any instrument executed pursuant thereto shall: (i) confer upon any Employee or other holder of an Award any right to continue in the employ of the Company or any Affiliate; (ii) confer upon any Director or Consultant or other holder of an Award any right to continue acting as a Director or Consultant;
(iii) affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause; (iv) affect the right of the Company's Board of Directors and/or the Company's stockholders to remove any Director pursuant to the terms of the Company's charter documents and the provisions of applicable law; or (v) affect the right of the Company to terminate the relationship of any Consultant pursuant to the terms of the Consultant's agreement with the Company or any Affiliate.

      Section 10.04 Securities Law Requirements. The Company may require any person to whom an Award is granted, or any person to whom an Award is transferred, as a condition of exercising or acquiring Stock under any Award, to give written assurances satisfactory to the Company: (i) as to the person's knowledge and experience in financial and business matters; (ii) that he or she is capable of evaluating, alone or together with a purchaser representative, the merits and risks of exercising the Award; (iii) that the person is acquiring the Stock subject to the Award for the person's own account and not with any view to a distribution of the Stock; and (iv) agreeing not to transfer the Stock except pursuant to registration or exemption from registration. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as the counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Stock.

      Section 10.05 Tax Withholding. The Company shall have the right to deduct applicable taxes from any Awards (including with respect to any Stock issued under this Plan) and to take such other action as is necessary in the opinion of the Board to satisfy the Company's tax obligations in connection with the Plan. If provided for in an Award Agreement, the holder of an Award may be permitted to satisfy any federal, state or local tax withholding or payment obligation relating to the exercise or acquisition of Stock under an Award by: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Stock from the shares of the Stock otherwise issuable to the person as a result of the exercise or acquisition of Stock under the Award; (iii) delivering to the Company unencumbered shares of equity securities of the Company held by the person; or (iv) any combination of the foregoing.

      Section 10.06 Unfunded Plan. The Plan shall be unfunded unless and until the Board determines otherwise. Unless the Board determines otherwise: (i) the Company shall not be required to segregate any assets that may at any time be represented by cash, Stock, other securities or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company or the Board be deemed to be a trustee of any cash, Stock, other securities or rights thereto; (ii) any liability of the Company to any participant in the Plan or any beneficiary of a participant with respect to Awards granted under the Plan shall be based solely upon contractual obligations that may be created by the Plan and any applicable Award Agreement; and (iii) no obligation under the Plan or an Award Agreement shall be deemed secured by any pledge or other encumbrance on any property of the Company.

                                   ARTICLE XI

                              AMENDMENT OF THE PLAN

      Section 11.01 Amendment of Plan; Stockholder Approval. The Board may at any time terminate, and from time-to-time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable. No amendment shall adversely affect any outstanding Award without the holder's written consent.

      Section 11.02 Changes in Law. The Board may amend the Plan as it deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Plan relating to Incentive Stock Options, and to bring the Plan or Incentive Stock Options granted under the Plan into compliance with Code requirements for Incentive Stock Options. The Board may also, in its discretion, amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules.

                                   APPENDIX A

                                   DEFINITIONS

      "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e)and (f) respectively, of the Code.

      "Award" means any right granted under the Plan, including any Option, any Stock bonus, or any right to purchase restricted Stock.

      "Award Agreement" means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

      "Beneficiary" means a person designated by an Optionee, on a form acceptable to the Board, as the Optionee's Beneficiary under an Award, in the event of the Optionee's death.

      "Board" means the Board of Directors of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      "Company" means Cadence Resources Corporation, a Utah corporation; also known as Aurora Oil & Gas Corporation.

      "Compensation Committee" means the Compensation Committee appointed by the Board and comprised of members of the Board.

      "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render bona fide consulting services (other than services in connection with the offer or sale of securities in a capital-raising transaction) and who is compensated for such services, provided, however, that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

      "Director" means a member of the Board.

      "Disability" means the permanent and total physical or mental inability, as determined in good faith by the Board, to serve in the person's capacity as an Employee, Director or Consultant, for a continuous period anticipated to last at least 12 months.

      "Employee" means any person, including executive officers, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

      "Fair Market Value" means, as of any date, the value of the Stock determined as follows:

      o If the Stock is listed or traded on any established stock exchange or a national market system including, without limitation, the Over-the-Counter Bulletin Board Electronic Quotation System maintained by the National Association of Securities Dealers, Inc., the American Stock Exchange, the Nasdaq National Market, or the Nasdaq Small Cap Market, the Fair Market Value of a share of Stock shall be the last sales price for the Stock (or the closing bid, if no sales were reported) as quoted on the system or exchange, as reported in the Wall Street Journal or other source deemed reliable by the Board.

      o In the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Board.

      "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      "Non-statutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

      "Option" means a stock option granted pursuant to the Plan.

      "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

      "Outside Director" means a Director who is a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, and is not a current Employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, as set forth in Treasury Regulation ss.1.162-27(e)(3).

      "Plan" means this 2006 Stock Incentive Plan.

      "Stock" means the Company's Common Stock, $0.01 par value.

      "Termination" means the termination or interruption of an .Employee's, Director's or Consultant's employment or relationship with the Company. The Board, in its sole discretion, may determine whether a Termination has occurred in the case of: any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave.

                          CADENCE RESOURCES CORPORATION


                                   PROXY CARD

             SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned holder(s) of common stock of CADENCE RESOURCES CORPORATION, (the "Company" or "Cadence"), hereby constitutes and appoints William W. Deneau, President and Chairman of the Board of the Company, and Lorraine M. King, Chief Financial Officer, or instead of them* as proxy of the undersigned with full power of substitution for the undersigned and in the name, place, and stead of the undersigned, to vote all of the undersigned's shares of Cadence stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at the Great Wolf Lodge, 3575 North US-31 South, Room Northwest Territory A, Traverse City, Michigan 49684, May 19, 2006, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the Meeting and hereby revokes any proxy or proxies heretofore given.

Each properly executed proxy will be voted in accordance with the specifications made on the reverse side of this Proxy Card and in the discretion of the proxies on any other matter that may properly come before the Meeting. Where no choice is specified, this proxy will be voted: (i) FOR the election of all seven persons nominated in Proposal 1 of this Proxy Card as Directors of the Company; and (ii) FOR approval of the Company's 2006 Equity Incentive Plan.

            PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

                          PLEASE MARK YOUR CHOICE LIKE
                         THIS IN BLUE OR BLACK INK: |X|

                      Will attend the meeting in person |_|

*INSTRUCTIONS: A STOCKHOLDER HAS THE RIGHT TO APPOINT ANY PERSON TO ATTEND THE MEETING AND ACT ON THE STOCKHOLDER'S BEHALF. IF THE STOCKHOLDER DESIRES TO
APPOINT A PERSON OTHER THAN THOSE NAMED IN THIS PRINTED DOCUMENT, THE STOCKHOLDER SHOULD INSERT THE NAME AND ADDRESS OF THE DESIRED PERSON IN THE BLANK SPACE PROVIDED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES AND FOR PROPOSAL 2.


(1)   Election of seven Directors:

            Nominees:

                   William W. Deneau              Kevin D. Stulp
                   Gary J. Myles                  Richard M. Deneau
                   Earl V. Young                  Ronald E. Huff
                   Howard M. Crosby

            FOR all nominees listed               WITHHOLD AUTHORITY
      (except as marked to the contrary)          of all listed nominees above
                        |_|                               |_|

(Instruction: To withhold authority to vote for any individual nominee, line through that nominee's name in the list provided above.)

(2)   Approval of the Company's 2006 Equity Incentive Plan:

                   FOR       AGAINST    ABSTAIN
                   |_|         |_|        |_|

(3) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.


Dated:                            , 2006
      ----------------------------

                                    -------------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------

                                    Signature(s)

                                    (Signatures   should  conform  to  names  as
                                    registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)


                 PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY

                             YOUR VOTE IS IMPORTANT

--------------------------------------------------------------------------------

Regardless of the number of shares you own, your vote is important. We want and need your input.

If you do not attend the Meeting to vote in person, your vote will not be counted unless a proxy representing your shares is presented at the Meeting.

To ensure that your shares will be voted at the Meeting, please MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed Proxy card.

--------------------------------------------------------------------------------

If you do attend the Meeting in person, you may revoke your proxy and vote in person


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  - OTC USE ONLY - OTC USE ONLY - OTC USE ONLY - OTC USE ONLY - OTC USE ONLY -
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                   ACCOUNT NUMBER                  COMMON


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